Earnings Presentation Third Quarter 2022 Exhibit 99.2

2 Important Notice This presentation is prepared for Ares Management Corporation (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares Management Corporation (“Aresˮ) and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statementsˮ within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as “outlook,ˮ “believes,ˮ “expects,ˮ “potential,ˮ “continues,ˮ “may,ˮ “will,ˮ “should,ˮ “seeks,ˮ “predicts,ˮ “intends,ˮ “plans,ˮ “estimates,ˮ “anticipates,ˮ “foreseesˮ or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, as well as those described in the “Risk Factorsˮ section of our filings with the Securities and Exchange Commission (“SECˮ). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain fund performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the “Glossaryˮ slide in the appendix. The statements contained in this presentation are made as of September 30, 2022, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date.

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 3 Assets Under Management Q3-22 Financial Results Corporate Actions Recent Developments Third Quarter 2022 Highlights 1. Net inflows of capital represents gross capital commitments less redemptions. 2. Unconsolidated management fees includes $11.7 million from Consolidated Funds that are eliminated upon consolidation for GAAP for Q3-22 and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $27.8 million for Q3-22 and excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners. • Total Assets Under Management (“AUMˮ) of $341.4 billion • Total Fee Paying AUM (“FPAUMˮ) of $218.6 billion • Available Capital of $87.8 billion • AUM Not Yet Paying Fees available for future deployment of $45.8 billion • Raised $14.2 billion in gross new capital with net inflows of capital(1) of $13.7 billion • Capital deployment of $18.3 billion, including $12.7 billion by our drawdown funds • GAAP net loss attributable to Ares Management Corporation of $35.5 million • GAAP basic and diluted loss per share of Class A and non-voting common stock of $0.22 • GAAP management fees of $548.5 million • Unconsolidated management fees and other fees of $579.6 million(2) • Fee Related Earnings of $233.2 million • Realized Income of $243.4 million • After-tax Realized Income of $0.75 per share of Class A and non-voting common stock • Declared quarterly dividend of $0.61 per share of Class A and non-voting common stock, which is payable on December 30, 2022 to shareholders of record as of December 16, 2022 • In October 2022, Ares held the final closing of its second special opportunities fund, Ares Special Opportunities Fund II, L.P. (“ASOF IIˮ), bringing total commitments to $7.1 billion. Q2 #s AUM - 158 FPAUM - 105 AC - 39 AUM NYPF 25 Raised 9B, net inflow 8B Deployment 6B NI - 56 EPS - 0.36 and 0.35 GAAP mgmt fees - 267 unconsol mgmt/other - 282 FRE - 97 RI - 115 RI per share - 0.39 • Fee Related Performance Revenues of $1.1 million

4 Gross New Capital Commitments(1) 1. Represents gross new capital commitments during the period presented, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate. $ in billions Q3 2022 Comments Credit Group U.S. Direct Lending $2.7 Primarily new and additional debt and equity commitments to various funds, including final equity commitments of $0.3 billion for Ares Sports, Media and Entertainment Finance, L.P. (“SMEˮ) and related vehicles bringing total equity commitments to $2.2 billion and total debt commitments to $1.5 billion ARCC and affiliates 1.8 Additional debt and equity commitments to ARCC and affiliates Alternative Credit 1.9 New and additional equity commitments to various funds CLOs 0.4 One new U.S. CLO Other Credit Funds 0.6 Additional equity commitments to various funds Total Credit Group $7.4 Private Equity Group Special Opportunities $1.3 Additional equity commitments for ASOF II Total Private Equity Group $1.3 Real Assets Group Non-traded REITs $1.0 Additional capital raised of $0.5 billion for each AIREIT and AREIT U.S. Real Estate Equity 0.4 Primarily additional equity commitments to various funds, including final equity commitments of $0.3 billion for Ares U.S. Real Estate Fund X, L.P. (“US Xˮ) bringing total equity commitments to $1.8 billion Infrastructure Debt 0.5 Additional equity commitments for our fifth infrastructure debt fund Infrastructure Opportunities 0.4 New and additional equity commitments Real Estate Debt 0.3 Additional equity and debt commitments to various funds Total Real Assets Group $2.6 Secondaries Group Private Equity Secondaries $0.2 Additional equity commitments to our 17th private equity secondaries fund and related vehicles Real Estate Secondaries 0.2 Additional equity commitments for our ninth real estate secondaries fund and related vehicles Total Secondaries Group $0.4 Strategic Initiatives APAC Direct Lending $1.5 Additional debt and equity commitments for our first APAC direct lending fund Insurance 1.0 Additional managed assets Total Strategic Initiatives $2.5 Total $14.2 CLO 56 - 0.5 Pathfinder - 0.3 2 SMA (UPS II/AFLAC) - 0.25 each US DL - ARCC 1.15 ACE V - 8.247 (ECSF IX 0.4), ECI IV A 0.2 ACOF VI - 0.3 ACIP - 0.2 SLO III - 0.3 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives CHECKS: 1) is the orde of segments listed from largest to smallest by segment? 2) check for any final closes and funds that can now be named (need full legal name) - include final close amount

5 $106.4 $129.7 $134.3 $16.5 $17.7 $19.0 $25.7 $39.2 $40.2 $17.2 $17.6 $17.7 $6.9 $7.1 $7.4 $172.7 $211.3 $218.6 Q3-21 Q2-22 Q3-22 Assets Under Management 1. AUM amounts include vehicles managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser (“IHAMˮ). AUM as of September 30, 2022 was $341.4 billion, an increase of 21% from prior year(1) • The increase of $59.4 billion was primarily driven by: ◦ fundraising from SDL II and our open-end core alternative credit fund in Credit, ASOF II in Private Equity and from funds in the real estate equity and debt strategies in Real Assets; and ◦ the acquisition of AMP Capital’s Infrastructure Debt platform (“Infrastructure Debtˮ) within Real Assets FPAUM as of September 30, 2022 was $218.6 billion, an increase of 27% from prior year • The increase of $45.9 billion was primarily attributable to: ◦ the deployment of capital in funds across U.S. and European direct lending, alternative credit and special opportunities, as well as new commitments to the syndicated loans and real estate equity strategies; and ◦ the acquisition of Infrastructure Debt FPAUM $181.2 $201.9 $204.5 $29.0 $33.4 $35.2 $40.2 $62.6 $65.0 $20.8 $23.9 $22.8 $10.8 $12.5 $13.9 $282.0 $334.3 $341.4 Q3-21 Q2-22 Q3-22 Credit Private Equity Real Assets Secondaries Strategic Initiatives ($ in billions) ($ in billions) 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives AUM

6 Perpetual Capital 1. Commingled funds refers to publicly managed funds, non-registered funds, illiquid funds and insurance strategies. 2. CLOs are a type of closed end vehicle. Perpetual Capital AUM Perpetual Capital as of September 30, 2022 was $88.9 billion, an increase of 24% from prior year • The increase of $17.4 billion was primarily driven by: ◦ fundraising in our non-traded REITs and in our U.S. direct lending, alternative credit and real estate debt strategies Q3-22 Perpetual Capital by Type $51.0 $57.3 $58.1 $18.5 $27.5 $28.6 $71.5 $86.7 $88.9 Q3-21 Q2-22 Q3-22 ($ in billions) (2) 76% 24% Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts $88.9 ($ in billions) Credit Real Assets Secondaries Strategic Initiatives $2.0 $1.7 $1.9 $0.3$0.2

7 20% 6% 62% 12% 38% 6% 51% 5% AUM and Management Fees by Type 88% 1. Long-dated funds generally have a contractual life of five years or more at inception. For the quarter ended September 30, 2022: • 88% of assets under management were perpetual capital or long-dated funds • 95% of management fees were earned from perpetual capital or long-dated funds AUM by Type Management Fees by Type 95% Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other

8 $45.5 $38.7 $34.2 $2.6 $6.1 $6.6 $3.5 $7.0 $7.8 $1.3 $3.6 $3.5 $2.4 $3.8 $3.2 $55.3 $59.2 $55.3 Q3-21 Q2-22 Q3-22 Available Capital and AUM Not Yet Paying Fees Available Capital as of September 30, 2022 was $87.8 billion, an increase of 2% from prior year • The increase of $2.0 billion was primarily driven by: ◦ fundraising from ASOF II and our first APAC direct lending fund; and ◦ the acquisition of Infrastructure Debt AUM Not Yet Paying Fees as of September 30, 2022 was $55.3 billion, consistent with prior year • The composition by segment changed primarily due to: ◦ deployment in the alternative credit and European direct lending strategies and fundraising from ASOF II; and ◦ the acquisition of Infrastructure Debt Available Capital AUM Not Yet Paying Fees $55.2 $52.1 $47.2 $7.0 $9.6 $8.9 $11.0 $14.8 $16.6 $8.3 $8.2 $8.4 $4.3 $6.3 $6.7 $85.8 $91.0 $87.8 Q3-21 Q2-22 Q3-22 ($ in billions) ($ in billions) Credit Private Equity Real Assets Secondaries Strategic Initiatives AUM Not Yet Paying Fees as of September 30, 2022 was $55.3 billion, a decrease of 0% from prior year

# AUM Not Yet Paying Fees

**As of September 30, 2022, AUM Not Yet Paying Fees includes $45.8 billion of AUM available for future deployment which could generate approximately $441.3 million in potential incremental annual management fees[1]**

- The $45.8 billion of AUM Not Yet Paying Fees available for future deployment primarily includes $18.1 billion in U.S. direct lending funds, $7.1 billion in European direct lending funds, $5.3 billion in alternative credit funds, $5.1 billion in special opportunities funds, $3.0 billion in infrastructure debt funds, $1.6 billion in Asian special situations funds and $1.2 billion in real estate debt funds

## AUM Not Yet Paying Fees

*($ in billions)*



$0.5
$9.0
$55.3
$45.8
Capital Available for Future Deployment
Capital Available for Deployment for Follow-on Investments (2)
Funds in or Expected to Be in Wind-down

## AUM Not Yet Paying Fees Available for Future Deployment

*($ in billions)*



$0.7
$2.4
$6.2
$5.9
$45.8
$30.6
Credit
Private Equity
Real Assets
Secondaries
Strategic Initiatives

1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of September 30, 2022 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to the $441.3 million includes approximately $2.0 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at September 30, 2022. Note that no potential Part I Fees are reflected in any of the amounts above.
2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of September 30, 2022, capital available for deployment for follow-on investments could generate approximately $96.7 million in additional potential annual management fees. There is no assurance such capital will be invested.

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10 Q3-21 Q2-22 Q3-22 Incentive Eligible AUM and Incentive Generating AUM ($ in billions) ($ in billions) Credit(3) Private Equity Real Assets(3) Secondaries Strategic Initiatives Total Incentive Generating AUM $43.5 $21.1 $25.8 $5.5 $0.6 $96.5 + Uninvested IEAUM 33.5 10.5 11.2 7.7 3.9 66.8 + IEAUM below hurdle 9.4 2.2 1.0 0.2 0.3 13.1 ‘+ ARCC Part II Fees below Hurdle(2) 21.3 — — — — 21.3 Incentive Eligible AUM $107.7 $33.8 $38.0 $13.4 $4.8 $197.7 Credit Private Equity Real Assets Secondaries Strategic Initiatives 1. Incentive Generating AUM includes $35.0 billion of AUM from funds generating incentive income that is not recognized by Ares until such fees are crystallized or no longer subject to reversal. 2. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. As of September 30, 2022 this calculation resulted in ARCC trailing the required hurdle for payment to Ares of any ARCC Part II Fees by 2% of the value of the underlying portfolio. 3. Includes $24.0 billion of perpetual capital IGAUM that will generate fee related performance revenues, composed of $10.2 billion from managed accounts within the Credit Group and $13.8 billion from commingled funds within the Real Assets Group. Incentive Eligible AUM Incentive Eligible AUM as of September 30, 2022 was $197.7 billion, an increase of 16% from prior year • The increase of $27.2 billion was primarily driven by: ◦ fundraising across U.S. direct lending, alternative credit, special opportunities, infrastructure opportunities, U.S. real estate equity and real estate secondaries; and ◦ the acquisition of Infrastructure Debt in Real Assets Incentive Generating AUM(1) as of September 30, 2022 was $96.5 billion, an increase of 1% from prior year • The increase was primarily driven by increases in asset values of certain funds resulting in returns exceeding hurdle rates, as well as additional deployment of capital within funds that are generating returns in excess of their hurdle rates as of September 30, 2022 Of the $130.9 billion of Incentive Eligible AUM that is currently invested, 74% is Incentive Generating AUM • Excluding the Incentive Eligible AUM associated with ARCC Part II Fees,(2) which are based on capital gains from the largely debt oriented ARCC portfolio, 88% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM Q3-22 Incentive Generating to Incentive Eligible AUM Reconciliation Consider hurdle rate for ARCC Part II fees in future periods. Discuss when ~2%. 5.2% for Q2 2020, removed. 4.0% for Q3 2020, 3% for Q4 2020 1. As of September 30, 2022, this calculation resulted in ARCC trailing the required hurdle for payment to Ares of any ARCC Part II Fees by 0.3% of the value of the underlying portfolio. 2. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. • The $96.5 billion Incentive Generating AUM includes $0.0 billion relating to ARCC Part II fees $38.0 $4.8 $107.9 $33.8 $36.4 $32.2 $13.9 $106.7 $26.7 $23.5 $170.5 $195.1 $197.7 $13.4 $11.0 $2.6 $4.7 $107.7

11 $12.4$2.4 $1.6 $0.5 $1.4 Q3-22 Gross Capital Deployment Capital Deployment ($ in billions) (2) Capital Deployment in Drawdown Funds ($ in billions) Total Gross Invested Capital during Q3-22 was $18.3 billion compared to $19.3 billion during Q3-21 • Of the total amount, $12.7 billion was related to deployment by our drawdown funds compared to $11.0 billion for the same period in 2021 • Of our drawdown funds, the most active investment strategies were U.S. direct lending, European direct lending, special opportunities and alternative credit Q3-21 Q2-22 Q3-22 $7.2 $1.6 $1.1 $11.0 $7.6 $1.9 $2.5 $12.9 $12.7 $1.2 $7.8 $2.4 $0.1 Credit Private Equity Real Assets Secondaries Strategic Initiatives $0.5 Credit Private Equity Real Assets Secondaries Strategic Initiatives $0.5 $0.8 $18.3 $0.6 $0.8

# GAAP Statements of Operations

| *$ in thousands, except share data* | Three months ended September 30, 2022 | Three months ended September 30, 2021 | Nine months ended September 30, 2022 | Nine months ended September 30, 2021 |
|---|---|---|---|---|
| Revenues | | | | |
| Management fees | $548,458 | $448,262 | $1,546,350 | $1,135,821 |
| Carried interest allocation | 192,186 | 460,651 | 417,779 | 1,610,707 |
| Incentive fees | 8,882 | 696 | 29,979 | 19,420 |
| Principal investment income | 11,582 | 14,250 | 15,521 | 86,477 |
| Administrative, transaction and other fees | 40,182 | 24,860 | 108,090 | 49,501 |
| Total revenues | 801,290 | 948,719 | 2,117,719 | 2,901,926 |
| Expenses | | | | |
| Compensation and benefits | 425,419 | 335,569 | 1,155,031 | 837,108 |
| Performance related compensation | 142,934 | 331,141 | 316,818 | 1,208,954 |
| General, administrative and other expenses | 319,352 | 134,453 | 562,441 | 285,471 |
| Expenses of Consolidated Funds | 10,397 | 12,104 | 28,364 | 31,575 |
| Total expenses | 898,102 | 813,267 | 2,062,654 | 2,363,108 |
| Other income (expense) | | | | |
| Net realized and unrealized gains on investments | 4,431 | 8,334 | 10,765 | 18,744 |
| Interest and dividend income | 2,086 | 1,376 | 5,064 | 6,818 |
| Interest expense | (18,307) | (11,523) | (51,174) | (25,125) |
| Other income, net | 2,601 | 36,654 | 10,194 | 30,686 |
| Net realized and unrealized gains (losses) on investments of Consolidated Funds | (30) | 34,245 | 8,031 | 44,720 |
| Interest and other income of Consolidated Funds | 158,415 | 104,028 | 396,080 | 333,745 |
| Interest expense of Consolidated Funds | (112,762) | (61,578) | (266,028) | (191,577) |
| Total other income, net | 36,434 | 111,536 | 112,932 | 218,011 |
| Income (loss) before taxes | (60,378) | 246,988 | 167,997 | 756,829 |
| Income tax expense (benefit) | (11,599) | 30,275 | 22,272 | 104,487 |
| Net income (loss) | (48,779) | 216,713 | 145,725 | 652,342 |
| Less: Net income attributable to non-controlling interests in Consolidated Funds | 16,340 | 47,370 | 48,700 | 102,255 |
| Net income (loss) attributable to Ares Operating Group entities | (65,119) | 169,343 | 97,025 | 550,087 |
| Less: Net income attributable to redeemable interest in Ares Operating Group entities | 93 | 324 | 35 | 693 |
| Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities | (29,666) | 84,293 | 46,942 | 264,646 |
| Net income (loss) attributable to Ares Management Corporation | (35,546) | 84,726 | 50,048 | 284,748 |
| Less: Series A Preferred Stock dividends paid | — | — | — | 10,850 |
| Less: Series A Preferred Stock redemption premium | — | — | — | 11,239 |
| Net income (loss) attributable to Ares Management Corporation Class A and non-voting common stockholders | $(35,546) | $84,726 | $50,048 | $262,659 |
| Net income (loss) per share of Class A and non-voting common stock: | | | | |
| Basic | $(0.22) | $0.49 | $0.23 | $1.55 |
| Diluted | $(0.22) | $0.45 | $0.23 | $1.48 |
| Weighted-average shares of Class A and non-voting common stock: | | | | |
| Basic | 175,631,144 | 168,931,621 | 175,010,241 | 161,071,151 |
| Diluted | 175,631,144 | 186,522,157 | 175,010,241 | 177,143,438 |

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13 RI and Other Measures Financial Summary 1. Includes Part I Fees of $68.6 million and $54.2 million for Q3-22 and Q3-21, respectively, and $178.7 million and $186.7 million for YTD-22 and YTD-21, respectively. 2. Includes fee related performance compensation of $0.4 million and $0.4 million for Q3-22 and Q3-21, respectively, and $9.7 million and $1.6 million for YTD-22 and YTD-21, respectively. 3. For Q3-22, Q3-21, and YTD-22, YTD-21, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $4.3 million, $3.0 million and $12.3 million, $9.4 million, respectively, and (ii) corporate level tax expense of $6.1 million, $3.0 million, and $27.4 million, $9.8 million, respectively. For more information regarding After-tax RI, please refer to the "Glossary" slide in the appendix. 4. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses total average shares of Class A and non-voting common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 27 for additional details. 5. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees. Three months ended September 30, Nine months ended September 30, $ in thousands, except share data (and as otherwise noted) 2022 2021 % Change 2022 2021 % Change Management fees(1) $551,768 $453,950 22% $1,559,570 $1,154,248 35% Fee related performance revenues 1,090 579 88 15,041 3,269 NM Other fees 27,806 13,297 109 69,615 27,352 155 Compensation and benefits expenses(2) (264,785) (226,170) (17) (758,244) (579,709) (31) General, administrative and other expenses (82,721) (59,097) (40) (227,375) (146,183) (56) Fee Related Earnings 233,158 182,559 28 658,607 458,977 43 Realized net performance income 11,126 11,391 (2) 52,455 63,412 (17) Realized net investment income (loss) (842) 4,926 NM 1,642 20,227 (92) Realized Income 243,442 198,876 22 712,704 542,616 31 After-tax Realized Income(3) $233,054 $192,882 21 $673,007 $512,580 31 After-tax Realized Income per share of Class A and non-voting common stock(4) $0.75 $0.62 21 $2.14 $1.72 24 Other Data Total Fee Revenue $591,790 $479,217 23 $1,696,681 $1,248,281 36 Fee Related Earnings margin(5) 40.2% 39.0% 1 40.1% 38.7% 1 Effective management fee rate(6) 0.99% 1.01% (2) 0.99% 1.03% (4) 1. Includes Part I Fees of $68.6 million and $54.2 million for Q3-22 and Q3-21, respectively, and $178.7 million and $160.0 million for YTD-22 and YTD-21, respectively. 2. Includes fee related performance compensation of $0.4 million and $0.4 million for Q3-22 and Q3-21, respectively, and $9.7 million and $2.0 million for YTD-22 and YTD-21, respectively. 3. For Q3-22, Q3-21, and YTD-22, YTD-21, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $4.3 million, $3.0 million and $12.3 million, $9.4 million, respectively, and (ii) corporate level tax expense of $6.1 million, $3.0 million, and $27.4 million, $9.8 million, respectively. For more information regarding After-tax RI, please refer to the "Glossary" slide in the appendix. 4. Calculation of after-tax Realized Income per share of Class A common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity- based awards. Please refer to slide 27 for additional details. 5. Fee related earnings margin represents the quotient of fee related earnings and the total of segment management fees, fee related performance revenues and other fees. 6. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees. DO NOT DELETE: RI and Other Measures Financial Summary YTD section - to be used for Q1-Q3 1. Includes Part I Fees of $68.6 million and $54.2 million for Q3-22 and Q3-21, respectively, and $178.7 million and $186.7 million for YTD-22 and YTD-21, respectively. 2. Includes fee related performance compensation of $0.4 million and $0.4 million for Q3-22 and Q3-21, respectively, and $9.7 million and $1.6 million for YTD-22 and YTD-21, respectively. 3. For Q3-22, Q3-21, and YTD-22, YTD-21, after-tax Realized Income includes current income tax related to: (i) realized performance and investment income of $1.5 million, $1.1 million, and $7.8 million, $16.5 million, respectively and (ii) FRE of $8.9 million, $2.6 million and $31.9 million, $18.5 million, respectively. Current taxes related to FRE include: (a) entity level taxes of $4.3 million, $3.0 million and $12.3 million, $9.4 million, respectively, and (b) corporate level tax expense of $4.6 million, $(0.6) million, and $19.6 million, $6.3 million, respectively. 4. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses total average shares of Class A and non-voting common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 27 for additional details. 5. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

14 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis Three months ended September 30, Nine months ended September 30, $ in thousands 2022 2021 2022 2021 Realized Income and Fee Related Earnings: Income (loss) before taxes $(60,378) $246,988 $167,997 $756,829 Adjustments: Amortization of intangibles(1) 212,588 31,007 277,771 55,390 Depreciation expense 6,751 5,661 20,024 16,352 Equity compensation expense(2) 47,516 65,991 150,677 191,144 Acquisition-related compensation expense(3) 96,697 28,194 204,189 32,824 Acquisition and merger-related expense 1,852 754 12,046 18,364 Placement fees 9,729 32,413 7,611 33,740 Other (income) expense, net (1,059) (34,812) 934 (34,666) Net income of non-controlling interests in consolidated subsidiaries (5,616) (5,268) (6,583) (8,614) Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations (16,489) (47,372) (48,897) (102,331) Total performance income—unrealized (170,789) (415,317) (280,290) (1,381,697) Total performance related compensation—unrealized 124,466 296,044 207,115 1,022,393 Total net investment (income) loss—unrealized (1,826) (5,407) 110 (57,112) Realized Income 243,442 198,876 712,704 542,616 Total performance income—realized (29,984) (44,762) (143,946) (246,720) Total performance related compensation—realized 18,858 33,371 91,491 183,308 Total investment (income) loss—realized 842 (4,926) (1,642) (20,227) Fee Related Earnings $233,158 $182,559 $658,607 $458,977 Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. For Q3-22 and YTD-22, amortization of intangibles includes non-cash impairment charges of $181.6 million on certain intangible assets. The impairment charges include: (i) $86.2 million related to Ares’ decision to rebrand its secondaries group as Ares Secondaries and to discontinue the ongoing use of the Landmark trade name and (ii) $95.4 million related to management contracts resulting from lower FPAUM as fundraising targets were not achieved for an acquired Landmark private equity secondaries fund, as well as shorter expected lives of certain funds as a result of returning capital to our fund investors sooner than planned. 2. For Q3-22, Q3-21, and YTD-22, YTD-21, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $12.7 million, $42.6 million and $38.1 million, $106.8 million, respectively; (ii) annual bonus awards of $11.3 million, $11.4 million and $44.0 million, $36.4 million, respectively; and (iii) annual discretionary awards of $24.1 million, $12.0 million and $69.3 million, $47.9 million, respectively. 3. Represents contingent obligations (earnouts) recorded in connection with the acquisition of Landmark, Black Creek and Infrastructure Debt that are recorded as compensation expense. Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. For Q3-22, Q3-21, and YTD-22, YTD-21, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $12.7 million, $42.6 million and $38.1 million, $106.8 million, respectively; (ii) annual bonus awards of $11.3 million, $11.4 million and $44.0 million, $36.4 million, respectively; and (iii) annual discretionary awards of $24.1 million, $12.0 million and $69.3 million, $47.9 million, respectively 2. Q1-21 LTM includes a $(0.9) million### T 3. The contingent liability was excluded from the purchase consideration and resulted in a mismatch between the consideration transferred and net assets recognized. 1. Represents a component of the purchase price from realized performance income associated with one-time contingent consideration recorded in connection with the Black Creek acquisition. 100% of the realized performance income earned in 2021 is presented in incentive fees reported in accordance with GAAP, of which 50% is included on an unconsolidated basis. 1. Includes a $42.3 million bargain purchase gain recognized in connection with the Black Creek Acquisition. The bargain purchase gain is related to the contingent liability established with the Black Creek Acquisition that was excluded from the purchase consideration. DO NOT DELETE: Slide GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis LTM Section - used only for Q1

15 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd) Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. Three months ended September 30, Nine months ended September 30, $ in thousands 2022 2021 2022 2021 Performance income and net investment income reconciliation: Carried interest allocation $192,186 $460,651 $417,779 $1,610,707 Incentive fees 8,882 696 29,979 19,420 Carried interest allocation and incentive fees 201,068 461,347 447,758 1,630,127 Performance income—realized from Consolidated Funds — — 34 1,528 Performance income reclass(1) — 680 (14) 1,285 Fee related performance revenues (1,090) (579) (15,041) (3,269) Total performance income—unrealized (170,789) (415,317) (280,290) (1,381,697) Performance income of non-controlling interests in consolidated subsidiaries 795 (1,369) (8,501) (1,254) Performance income—realized $29,984 $44,762 $143,946 $246,720 Total consolidated other income $36,434 $111,536 $112,932 $218,011 Net investment income from Consolidated Funds (40,356) (81,260) (146,507) (191,978) Performance income reclass(1) — (680) 14 (1,285) Principal investment income 9,438 20,719 37,421 96,448 Other expense (income), net (1,060) (34,812) 934 (34,666) Other income of non-controlling interests in consolidated subsidiaries (3,472) (5,170) (3,262) (9,191) Investment loss (income)—unrealized 57 (3,609) 11,783 (60,588) Interest and other investment loss (income)—unrealized (1,883) (1,798) (11,673) 3,476 Total realized net investment income (loss) $(842) $4,926 $1,642 $20,227 Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments in Ares' Consolidated Statements of Operations. 2. Q1-21 LTM includes a $ DO NOT DELETE: Slide GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd) LTM Section - used only for Q1 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments reported in accordance with GAAP.

16 Credit Group(1) 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segmentsˮ on slide 25-26 for complete financial results. 2. Performance for the U.S. senior direct lending and U.S. junior direct lending strategies are represented by the SDL levered feeder fund and PCS, respectively. Performance for the European direct lending strategy is represented by the European direct lending composite, which is comprised of ACE III, ACE IV and ACE V levered Euro-denominated feeder funds. The net return for U.S. senior direct lending was 0.8% for Q3-22 and 8.5% for Q3-22 LTM. The gross returns for the SDL unlevered feeder were 1.3% for Q3-22 and 6.9% for Q3-22 LTM. The net returns for the SDL unlevered feeder were 0.9% for Q3-22 and 5.1% for Q3-22 LTM. The net returns for U.S. junior direct lending were (0.03)% for Q3-22 and 4.2% for Q3-22 LTM. The net return for European direct lending was 2.6% for Q3-22 and 8.3% for Q3-22 LTM. The gross and net returns for the composite made up of ACE III, ACE IV and ACE V U.S. dollar denominated feeder funds were 2.5% and 1.8% for Q3-22 and 8.7% and 6.1% for Q3-22 LTM, respectively. Returns for Q3-22 LTM include activity from ACE II through its liquidation in Q4-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. • • Fee related performance revenues decreased by 0% for Q3-22 compared to Q3-21, primarily in the alternative credit, U.S. and European direct lending strategies • 34% Q3-22 increase in Realized Income 26% Q3-22 increase in FPAUM U.S. Senior Direct Lending(2) 1.4% / 12.0% U.S. Junior Direct Lending(2) 0.3% / 6.7% European Direct Lending(2) 3.4% / 11.0% Q3-22 / Q3-22 LTM gross returns $ in thousands Q3-22 Q3-21 % Change YTD-22 YTD-21 % Change Management and other fees $354,014 $277,389 28% $992,729 $783,196 27% Fee related performance revenues — — — 12,628 1,331 NM Fee Related Earnings 232,918 175,957 32 650,801 493,214 32 Realized net performance income 1,308 3,253 (60) 23,266 28,305 (18) Realized net investment income 9,484 2,942 222 16,669 10,840 54 Realized Income $243,710 $182,152 34 $690,736 $532,359 30 AUM ($ in billions) $204.5 $181.2 13 FPAUM ($ in billions) $134.3 $106.4 26 Financial Summary and Highlights(1) Note: Past performance is not indicative of future results. The Credit Group had ~355 investment professionals, ~235 active funds, ~1,630 portfolio companies and ~1,100 alternative credit investments as of September 30, 2022. DO NOT DELETE: Slide Credit Group FY Section - used only for Q4 1. This table is a financial summa y only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segmentsˮ on slide 25-26 for complete financial results. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. 3. The net return for European direct lending was 2.6% for Q3-22 and 8.3% for YTD-22. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II, ACE III and ACE IV U.S. dollar denominated feeder funds were 2.5% and 1.8% for Q3-22 and 8.7% and 6.1% for YTD-22. Returns include activity from ACE II through its liquidation in Q4-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. • , $0.2 billion in multi-asset credit, $1.1 billion in syndicated loans and $0.1 billion in high yield 34% Q3-22 increase in Realized Income 26% Q3-22 increase in in FPAUM ARCC 1.1% / 5.1%(2) Q3-22 / YTD-22 net return European Direct Lending 3.4% / 11.0% (3) Q3-22 / YTD-22 gross return 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. 1. The gross returns for the SDL unlevered feeder were 1.3% for Q3-22 and 6.9% for Q3-22 LTM. The net returns for the SDL unlevered feeder were 0.9% for Q3-22 and 5.1% for Q3-22 LTM. • Management and other fees increased by 28% for Q3-22 compared to Q3-21, primarily driven by deployment in funds in the U.S. and European direct lending strategies and alternative credit • Fee Related Earnings increased by 32% for Q3-22 compared to Q3-21, primarily driven by the increases in management fees • Realized Income increased by 34% for Q3-22 compared to Q3-21, primarily driven by the increase in Fee Related Earnings • Capital deployment totaled $12.4 billion for Q3-22, primarily driven by $5.4 billion in U.S. direct lending, $3.3 billion in European direct lending and $2.3 billion in alternative credit

17 Private Equity Group(1) Note: Past performance is not indicative of future results. The Private Equity Group had ~100 investment professionals, ~45 portfolio companies and ~10 active funds and related co-investment vehicles as of September 30, 2022. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segmentsˮ on slides 25-26 for complete financial results. 2. Performance for the corporate private equity strategy is represented by the corporate private equity composite, which is comprised of ACOF IV, ACOF V and ACOF VI and the related performance returns are gross asset-level time-weighted rates of return. Performance for the special opportunities strategy is represented by ASOF and the related performance returns are gross fund-level time-weighted rates of return. All returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns for special opportunities are further reduced by credit facility interest expense. Gross returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. The net asset-level return for corporate private equity was 2.0% for Q3-22 and 7.3% for Q3-22 LTM . The net fund-level return for special opportunities was 2.9% for Q3-22 and 6.3% for Q3-22 LTM. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. • Management and other fees decreased by 8% for Q3-22 compared to Q3-21, primarily driven by one-time catch up fees that were generated in the prior year period from ACOF VI • Fee Related Earnings decreased by 37% for Q3-22 compared to Q3-21, primarily driven by the decrease in management fees and higher operating expenses • Realized Income decreased by 65% for Q3-22 compared to Q3-21, primarily driven by realization activity from ACOF IV and a special opportunities fund in Q3-21 • Capital deployment totaled $2.4 billion for Q3-22 primarily driven by $1.3 billion in special opportunities $ in thousands Q3-22 Q3-21 % Change YTD-22 YTD-21 % Change Management and other fees $52,872 $57,187 (8)% $146,930 $136,656 8% Fee Related Earnings 18,183 28,983 (37) 54,214 59,258 (9) Realized net performance income (loss) (5) 6,833 NM 421 31,773 (99) Realized net investment income (loss) (3,974) 4,234 NM (7,004) 4 NM Realized Income $14,204 $40,050 (65) $47,631 $91,035 (48) AUM ($ in billions) $35.2 $29.0 21 FPAUM ($ in billions) $19.0 $16.5 15 Financial Summary and Highlights(1) 8% YTD-22 increase in Management and other fees 21% Q3-22 increase in AUM Corporate Private Equity(2) 2.7% / 10.7% Special Opportunities(2) 4.1% / 9.8% Q3-22 / Q3-22 LTM gross returns (9)% YTD decrease in Fee Related Earnings 21% Q3-22 increase in AUM Corporate Private Equity 2.7%/10.7% Special Opportunities 4.1%/9.8% Q3-22 /YTD-22 gross returns(2) Note: Past performance is not indicative of future results. The Private Equity Group had ~100 investment professionals, ~45 portfolio companies, ~0 infrastructure and power assets and ~10 active funds and related co-investment vehicles as of September 30, 2022. ### 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segmentsˮ on slide 25-26 for complete financial results. 2. Performance for the corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return. Performance for special opportunities is represented by ASOF. Performance returns are gross fund-level time-weighted rates of return. All returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns for special opportunities are further reduced by credit facility interest expense. Gross returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. The net asset-level return for the corporate private equity portfolio was 2.0% for Q3-22 and 7.3% for YTD-22. The net fund-level return for special opportunities was 2.9% for Q3-22 and 6.3% for YTD-22. For the corporate private equity portfolio, we believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

18 Real Assets Group(1) Note: Past performance is not indicative of future results. The Real Assets Group had ~285 investment professionals, ~520 properties, ~35 infrastructure and power assets and ~65 active funds and related co-investment vehicles as of September 30, 2022. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segmentsˮ on slides 25-26 for complete financial results. 2. Performance for the U.S. real estate equity strategy is represented by the U.S. real estate equity composite, which is comprised of DEV II, AREOF III, US VIII and US IX. Performance for the European real estate equity strategy is represented by the European real estate equity composite, which is comprised of EPEP II, EPEP III, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Performance for the infrastructure debt strategy is represented by the infrastructure debt composite, which is comprised of U.S. dollar denominated hedged feeder funds for IDF III and IDF IV. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for U.S. real estate equity and European real estate equity were 1.8% and (0.6)% for Q3-22 and 24.0% and 7.6% for Q3-22 LTM . Returns presented above for European real estate equity are shown for the Euro-denominated composite as this is the base denomination of the funds. The gross and net returns for the dollar denominated feeder fund for European real estate equity were (3.6)% and (1.8)% for Q3-22 and 1.0% and 0.8% for Q3-22 LTM. Net returns for infrastructure debt were (3.8)% for Q3-22 and (2.8)% for Q3-22 LTM. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. • Management and other fees increased by 43% for Q3-22 compared to Q3-21, primarily due to the acquisition of Infrastructure Debt, additional capital raised in our non-traded REITs, development fees from AIREIT and additional commitments to US X, which generated $1.8 million in catch-up fees in Q3-22 • Fee Related Earnings increased by 43% for Q3-22 compared to Q3-21, primarily driven by the increase in management and other fees • Realized Income increased by 61% for Q3-22 compared to Q3-21, primarily driven by the increase in Fee Related Earnings and by realized net performance income from US VIII • Capital deployment totaled $1.6 billion for Q3-22, primarily driven by $0.5 billion in U.S. real estate equity, $0.3 billion in real estate debt and $0.3 billion in infrastructure debt 61% Q3-22 increase in Realized Income 62% Q3-22 increase in AUM U.S. Real Estate Equity(2) 2.8% / 33.4% European Real Estate Equity(2) (1.8)% / 9.4% Infrastructure Debt(2) (3.2)% / (1.3)% Q3-22 / Q3-22 LTM gross returns $ in thousands Q3-22 Q3-21 % Change YTD-22 YTD-21 % Change Management and other fees $102,506 $71,615 43% $282,157 $155,295 82% Fee related performance revenues 855 579 48 2,178 1,938 12 Fee Related Earnings 46,382 32,450 43 134,844 69,583 94 Realized net performance income 9,824 1,305 NM 28,127 3,334 NM Realized net investment income (loss) (576) 855 NM 3,624 14,132 (74) Realized Income $55,630 $34,610 61 $166,595 $87,049 91 AUM ($ in billions) $65.0 $40.2 62 FPAUM ($ in billions) $40.2 $25.7 56 Financial Summary and Highlights(1) • On January 1, 2022, the Company changed its segment composition and established the Real Assets Group. The Real Assets Group consists of the activities of the former Real Estate Group and the infrastructure and power strategy, now referred to as infrastructure opportunities, that was formerly included within the Private Equity Group. The Real Assets Group also includes infrastructure debt following the acquisition of AMP Management and other fees increased by 43% for Q3-22 compared to Q3-21, primarily due to the acquisition of Black Creek, including fee related performance revenues from Black Creek funds, and an increase in management fees generated from AREOF III and EPEP III • Fee related performance revenues increased by 48% for Q3-22 compared to Q3-21, primarily in real estate debt • Fee Related Earnings increased by 43% for Q3-22 compared to Q3-21, primarily driven by the increase in management fees and fee related performance revenues, net of the associated fee related performance compensation, discussed above • Realized Income increased by 61% for Q3-22 compared to Q3-21, primarily driven by the increase in Fee Related Earnings and by realizations from U.S. real estate equity funds • Capital Deployment totaled $1.6 billion and $8.7 billion for Q4-21 and FY-21, respectively, primarily driven by $0.5 billion and $4.3 billion in U.S. real estate equity, $0.3 billion and $2.3 billion in European real estate equity and $0.3 billion and $0.8 billion in real estate debt for Q4-21 and FY-21, respectively Note: Past performance is not indicative of future results. The Real Estate Group had ~285 investment professionals, ~520 properties and ~65 active funds and related co-investment vehicles as of September 30, 2022. ### 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segmentsˮ on slide 25-26 for complete financial results. 2. Performance for the U.S. real estate equity portfolio is represented by the U.S. real estate composite, which is comprised of DEV II, US VIII and US IX. Performance for the European real estate equity portfolio is represented by the European real estate composite, which is comprised of EPEP II, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for U.S. equity and European equity were 1.8% and (0.6)% for Q3-22 and were 24.0% and 7.6% for YTD-22. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. The gross and net returns for the dollar denominated feeder fund for European equity were (3.6)% and (1.8)% for Q3-22 and were 1.0% and 0.8% for YTD-22. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

19 Secondaries Group(1) Note: Past performance is not indicative of future results. The Secondaries Group had ~60 investment professionals, ~875 limited partnership interests and ~65 active funds and related co- investment vehicles as of September 30, 2022. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segmentsˮ on slides 25-26 for complete financial results. 2. Represents results of Landmark following the acquisition close date of June 2, 2021. 3. Performance for the private equity secondaries and real estate secondaries strategies are represented by LEP XVI and LREP VIII, respectively. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for private equity secondaries and real estate secondaries were (5.7)% and 5.5% for Q3-22 and 12.4% and 39.2% for Q3-22 LTM. For all funds in the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period. • Management and other fees increased by 8% for Q3-22 compared to Q3-21, primarily driven by additional commitments to our 17th private equity secondaries fund and our ninth real estate secondaries fund and related vehicles, including $5.1 million in catch-up fees in Q3-22 • Fee Related Earnings decreased by 16% for Q3-22 compared to Q3-21, primarily driven by higher compensation and benefits • Realized Income decreased by 22% for Q3-22 compared to Q3-21, primarily driven by the decrease in Fee Related Earnings • Capital deployment totaled $0.5 billion for Q3-22, primarily driven by $0.2 billion in private equity secondaries and $0.2 billion in real estate secondaries 10% Q3-22 increase in AUM 134% YTD increase in Fee Related Earnings 8% Q3-22 increase in Management and other fees 10% Q3-22 increase in AUM Private Equity Secondaries(3) (5.6)% / 14.8% Real Estate Secondaries(3) 6.4% / 45.4% Q3-22 / Q3-22 LTM gross returns $ in thousands Q3-22 Q3-21 % Change YTD-22 YTD-21(2) % Change Management and other fees $44,385 $41,064 8% $135,090 $53,962 150% Fee related performance revenues 235 — NM 235 — NM Fee Related Earnings 22,214 26,516 (16) 80,111 34,266 134 Realized net performance income (loss) (1) — NM 641 — NM Realized net investment income (loss) (1,329) 272 NM (507) 269 NM Realized Income $20,884 $26,788 (22) $80,245 $34,535 132 AUM ($ in billions) $22.8 $20.8 10 FPAUM ($ in billions) $17.7 $17.2 3 Financial Summary and Highlights(1) Infrastructure Secondaries 0.0% • The Secondary Solutions Group includes the results of Landmark following the completion of the acquisition on June 2, 2021. The Secondary Solutions Group invests in secondary markets across a range of alternative asset class strategies, including private equity, real estate and infrastructure • Management and other fees includes in catch-up fees in Q2-22 from our 17th private equity secondaries fund and ninth real estate secondaries fund • Capital deployment totaled $0.5 billion for Q3-22, primarily driven by $0.2 billion in private equity secondaries and $0.2 billion in real estate secondaries

20 Strategic Initiatives(1) • Management and other fees increased by 10% for Q3-22 compared to Q3-21, primarily driven by additional commitments to our sixth Asian special situations fund • Fee Related Earnings decreased by 6% for Q3-22 compared to Q3-21, primarily driven by higher compensation and benefits from headcount increases across all strategies • Capital deployment totaled $1.4 billion for Q3-22, primarily driven by $0.6 billion in insurance and $0.4 billion in Asian secured lending 10% Q3-22 increase in Management and other fees 29% Q3-22 increase in AUM Asian Special Situations(2) 8.1% / 9.9% Q3-22 / Q3-22 LTM gross returns $ in thousands Q3-22 Q3-21 % Change YTD-22 YTD-21 % Change Management and other fees $18,250 $16,546 10% $52,558 $49,045 7% Fee Related Earnings 8,905 9,456 (6) 24,924 28,025 (11) Realized net investment loss (4,148) (2,947) (41) (9,216) (4,791) (92) Realized Income $4,757 $6,509 (27) $15,708 $23,234 (32) AUM ($ in billions) $13.9 $10.8 29 FPAUM ($ in billions) $7.4 $6.9 7 Financial Summary and Highlights(1) Note: Past performance is not indicative of future results. Strategic Initiatives had ~70 investment professionals, ~110 portfolio companies and ~15 active funds and related co-investment vehicles as of September 30, 2022. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segmentsˮ on slides 25-26 for complete financial results. 2. Performance for the Asian special situations strategy is represented by SSG Fund V. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for Asian special situations was 5.6% for Q3-22 and 5.1% for Q3-22 LTM. Asian Secured Lending: 4% Realized Income decreased by 27% for Q3-22 compared to Q3-21, primarily driven by higher interest expense allocations based on the cost basis of investments Note: Past performance is not indicative of future results. Strategic Initiatives had ~70 investment professionals, ~110 portfolio companies and ~15 active funds and related co-investment vehicles as of September 30, 2022. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segmentsˮ on slides 25-26 for complete financial results. 2. Performance for the Ares SSG Secured Lending portfolio is represented by a composite that is comprised of SLO I - SLO III. The net return for the Ares SSG Secured Lending composite was 0 for Q3-22. Performance for the Ares SSG Special Situations portfolio is represented by a composite that is comprised of Fund I - Fund V. The net return for the Ares SSG Special Situations composite was 0 for Q3-22. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. • primarily driven by $0.3 billion in Asian special situations, • $0.4 billion in Asian secured lending and $0.6 billion in Insurance • (11)% YTD decrease in Fee Related Earnings 29% Q3-22 increase in AUM Asian Special Situations 8.1% Q3-22 gross returns(2) 7% Q3-22 increase in FPAUM

21 Realized Income per Share Data Three months ended September 30, Nine months ended September 30, $ in thousands, except share data 2022 2021 2022 2021 After-tax Realized Income Realized Income before taxes $243,442 $198,876 $712,704 $542,616 Entity level foreign, state and local taxes (4,328) (2,955) (12,324) (9,355) Series A Preferred Stock dividends(1) — — — (10,850) Realized Income 239,114 195,921 700,380 522,411 Income taxes(2) (6,060) (3,039) (27,373) (9,831) After-tax Realized Income $233,054 $192,882 $673,007 $512,580 After-tax Realized Income per share(3) $0.76 $0.63 $2.20 $1.74 After-tax Realized Income per share of Class A and non-voting common stock Realized Income $239,114 $195,921 $700,380 $522,411 x Average ownership % of Ares Operating Group 59.74% 58.50% 59.64% 58.39% Realized Income attributable to Class A and non-voting common stockholders $142,847 $114,614 $417,711 $305,016 Income taxes(2) (6,060) (3,039) (27,373) (9,831) After-tax Realized Income attributable to Class A and non-voting common stockholders $136,787 $111,575 $390,338 $295,185 After-tax Realized Income per share of Class A and non-voting common stock(4) $0.75 $0.62 $2.14 $1.72 1. 12,400,000 shares of 7% Series A Preferred Stock were redeemed on June 30, 2021. 2. For Q3-22, Q3-21 and YTD-22, YTD-21 amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects of $(22.2) million, $24.3 million and $(17.7) million, $85.2 million, respectively, of deferred income tax expense (benefit) primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, and amortization of intangibles. Tax deductions associated with the vesting of restricted stock units and the exercise of options reduced our current tax provision by $17.3. million, $16.9 million and $40.5 million, $43.1 million for Q3-22, Q3-21 and YTD-22, YTD-21, respectively. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.09, $0.09 and $0.22, $0.25 for Q3-22, Q3-21 and YTD-22, YTD-21, respectively. The impact of its inclusion in the metric decreased the RI cash tax rate by 11.9%, 14.6% and 9.5%, 13.5% for Q3-22, Q3-21 and YTD-22, YTD-21, respectively, from the Company’s statutory tax rate of 24.1% for the YTD-22 and YTD-21. For more information regarding RI and After-tax RI, please refer to the "Glossary" slide in the appendix. 3. Weighted average shares used for after-tax RI per share for Q3-22 and Q3-21 were 306,212,640 and 306,377,881, respectively. Please refer to slide 27 in this presentation for further information. 4. Weighted average shares used for after-tax RI per share of Class A and non-voting common stock for Q3-22 and Q3-21 were 182,931,267 and 179,221,539, respectively. Please refer to slide 27 for additional details. DO NOT DELETE: Realized Income per Share Data Only Q1 Section - used only for Q1 1. 12,400,000 shares of 7% Series A Preferred Stock was redeemed on June 30, 2021. 2. For Q3-22, Q3-21 and YTD-22, YTD-21 amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects of $(22.2) million, $24.3 million and $(17.7) million, $85.2 million, respectively, of deferred income tax (benefit) expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, and amortization of intangibles. Tax deductions associated with the vesting of restricted stock units and the exercise of options reduced our current tax provision by $14.5 million, $14.9 million and $23.3 million, $26.2 million for Q3-22, Q3-21 and YTD-22, YTD-21, respectively. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.08, $0.09 and $0.13, $0.16 for Q3-22, Q3-21 and YTD-22, YTD-21, respectively. The impact of its inclusion in the metric decreased the RI cash tax rate by 9.8%, 12.2% and 8.3%, 13.1% for Q3-22, Q3-21 and YTD-22, YTD-21, respectively, from the Company’s statutory tax rate of 24.1% and 24.1% for the YTD-22 and YTD-21, respectively. For more information regarding RI and After-tax RI, please refer to the "Glossary" slide in the appendix. 3. Weighted average shares used for after-tax RI per share for Q3-22 and Q3-21 were 306,212,640 and 306,377,881, respectively. Please refer to slide 27 in this presentation for further information. 4. Weighted average shares used for after-tax RI per share of Class A and non-voting common stock for Q3-22 and Q3-21 were 182,931,267 and 179,221,539, respectively. Please refer to slide 27 for additional details.

22 28% 43% 24% 5% Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income • As of September 30, 2022, our balance sheet included $361.5 million in cash and cash equivalents and $2,018.5 million in debt obligations, including $445.0 million drawn against our $1,325 million revolving credit facility • As of September 30, 2022, the fair value of our corporate investment portfolio was $822.0 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $1,267.2 million(1) • As of September 30, 2022, gross accrued performance income reported on a GAAP and unconsolidated basis was $3,290.4 million • As of September 30, 2022, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $888.4 million Balance Sheet 1. Unconsolidated investments includes $525.7 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP and excludes $80.5 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,290.4 million. 2. Net accrued performance income excludes net performance income—realized that has not been received by the Company as of the reporting date. For both periods presented, accrued performance income represents the accrued carried interest allocation. September 30, 2022 28% 43% 23% 6% December 31, 2021 Credit Private Equity Real Assets Secondaries $808.1 million $888.4 million Net Accrued Performance Income by Group(2) Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income • As of September 30, 2022, our balance sheet included $361.5 million in cash and cash equivalents and $2,018.5 million in debt obligations with no amounts drawn against our $1.065 billion revolving credit facility • As of September 30, 2022, the fair value of our corporate investment portfolio was $822.0 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $1,267.2 million(1) • As of September 30, 2022, gross accrued performance income reported on a GAAP basis was $3,290.4 million. On an unconsolidated basis, our gross accrued performance income was $3,289.5 million • As of September 30, 2022, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $888.4 million and $887.6 million, respectively 1. Investments that are attributable to non-controlling interests primarily represent the of CLO investments that are attributable to the Class B Membership Interests, of investments in Strategic Initiatives and of investments in Secondary Solutions. 1. As of September 30, 2022 and 2021, unconsolidated net performance income receivable was $887.6 million and $353.6 million, respectively. No difference between gaap/unconsolidated since incentives removed - no carry from consol vehicles

23 Corporate Data Board of Directors Michael Arougheti Co-Founder, Chief Executive Officer and President of Ares Antoinette Bush Senior Advisor to News Corp Kipp deVeer Head of Credit Group Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners David Kaplan Co-Founder and Co-Chairman of Private Equity Group Michael Lynton Chairman of Snap Inc. Eileen Naughton Former Chief People Officer and Vice President of People Operations at Google, Inc. Dr. Judy D. Olian President of Quinnipiac University Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Executive Officers Michael Arougheti Co-Founder, Chief Executive Officer and President Ryan Berry Chief Marketing and Strategy Officer Kipp deVeer Head of Credit Group David Kaplan Co-Founder and Co-Chairman of Private Equity Group Jarrod Phillips Chief Financial Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Naseem Sagati Aghili General Counsel and Secretary Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Corporate Counsel Kirkland & Ellis LLP Los Angeles, CA Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Research Coverage Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Craig Siegenthaler (646) 855-5004 Bank of Montreal Rufus Hone (416) 359-8304 Barclays Benjamin Budish (212) 526-2418 Bloomberg Paul Gulberg (609) 279-3798 Goldman Sachs Alexander Blostein (212) 357-9976 Jefferies Gerald O'Hara (415) 229-1510 JMP Securities Brian McKenna (212) 906-3545 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Robert Lee (212) 887-7732 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer Chris Kotowski (212) 667-6699 Piper Sandler Sumeet Mody (312) 281-3414 RBC Capital Markets Kenneth Lee (212) 905-5995 UBS Investment Bank Adam Beatty (212) 713-2481 Wells Fargo Finian O’Shea (704) 410-0067 Investor Relations Contacts Carl Drake Partner/Head of Public Markets Investor Relations and Corporate Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Greg Mason Managing Director Tel: (314) 282-2533 gmason@aresmgmt.com Cameron Rudd Vice President Tel: (678) 538-1986 crudd@aresmgmt.com General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11219 Tel: (800) 278-4353 Fax: (718) 236-2641 help@astfinancial.com www.astfinancial.com Securities Listing NYSE: ARES

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiative s BUSINESS SECTOR PALETTE GENERAL PALETTE Appendix

25 Financial Details – Segments 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 14-15. 2. Includes fee related performance compensation of $0.3 million and less than $0.1 million for Q3-22 and Q3-21, respectively, for the Credit Group and $0.5 million and $0.4 million for Q3-22 and Q3-21, respectively, for the Real Assets Group. Three months ended September 30, 2022 $ in thousands Credit Group Private Equity Group Real Assets Group Secondaries Group Strategic Initiatives Operations Management Group Total(1) Management fees $345,871 $52,316 $91,013 $44,385 $18,183 $— $551,768 Fee related performance revenues — — 855 235 — — 1,090 Other fees 8,143 556 11,493 — 67 7,547 27,806 Compensation and benefits (102,839) (26,865) (46,947) (19,191) (7,859) (61,084) (264,785) General, administrative and other expenses (18,257) (7,824) (10,032) (3,215) (1,486) (41,907) (82,721) Fee related earnings 232,918 18,183 46,382 22,214 8,905 (95,444) 233,158 Performance income—realized 3,045 — 26,939 — — — 29,984 Performance related compensation—realized (1,737) (5) (17,115) (1) — — (18,858) Realized net performance income (loss) 1,308 (5) 9,824 (1) — — 11,126 Investment income—realized 4,495 8 339 — — — 4,842 Interest and other investment income (expense)—realized 8,893 201 2,180 424 1,096 (171) 12,623 Interest expense (3,904) (4,183) (3,095) (1,753) (5,244) (128) (18,307) Realized net investment income (loss) 9,484 (3,974) (576) (1,329) (4,148) (299) (842) Realized income $243,710 $14,204 $55,630 $20,884 $4,757 $(95,743) $243,442 Three months ended September 30, 2021 $ in thousands Credit Group Private Equity Group Real Assets Group Secondaries Group Strategic Initiatives Operations Management Group Total(1) Management fees $271,591 $56,817 $67,934 $41,064 $16,544 $— $453,950 Fee related performance revenues — — 579 — — — 579 Other fees 5,798 370 3,681 — 2 3,446 13,297 Compensation and benefits (86,502) (23,220) (33,070) (11,955) (5,316) (66,107) (226,170) General, administrative and other expenses (14,930) (4,984) (6,674) (2,593) (1,774) (28,142) (59,097) Fee related earnings 175,957 28,983 32,450 26,516 9,456 (90,803) 182,559 Performance income—realized 6,332 34,316 4,114 — — — 44,762 Performance related compensation—realized (3,079) (27,483) (2,809) — — — (33,371) Realized net performance income 3,253 6,833 1,305 — — — 11,391 Investment income—realized 618 1,878 1,841 — 1,025 — 5,362 Interest and other investment income (expense)—realized 4,716 4,861 918 699 163 (270) 11,087 Interest expense (2,392) (2,505) (1,904) (427) (4,135) (160) (11,523) Realized net investment income (loss) 2,942 4,234 855 272 (2,947) (430) 4,926 Realized income $182,152 $40,050 $34,610 $26,788 $6,509 $(91,233) $198,876 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 14-15.

# Financial Details – Segments

| $ in thousands | Credit Group | Private Equity Group | Real Assets Group | Secondaries Group | Strategic Initiatives | Operations Management Group | Total[1] |
|---|---|---|---|---|---|---|---|
| | Nine months ended September 30, 2022 | | | | | | |
| Management fees | $972,201 | $145,669 | $254,233 | $135,090 | $52,377 | $– | $1,559,570 |
| Fee related performance revenues | 12,628 | – | 2,178 | 235 | – | – | 15,041 |
| Other fees | 20,528 | 1,261 | 27,924 | – | 181 | 19,721 | 69,615 |
| Compensation and benefits[2] | (301,822) | (70,724) | (121,183) | (45,964) | (22,059) | (196,492) | (758,244) |
| General, administrative and other expenses | (52,734) | (21,992) | (28,308) | (9,250) | (5,575) | (109,516) | (227,375) |
| **Fee related earnings** | **650,801** | **54,214** | **134,844** | **80,111** | **24,924** | **(286,287)** | **658,607** |
| Performance income—realized | 58,941 | 2,212 | 78,637 | 4,156 | – | – | 143,946 |
| Performance related compensation—realized | (35,675) | (1,791) | (50,510) | (3,515) | – | – | (91,491) |
| **Realized net performance income** | **23,266** | **421** | **28,127** | **641** | **–** | **–** | **52,455** |
| Investment income—realized | 6,519 | 2,283 | 4,224 | – | 858 | – | 13,884 |
| Interest and other investment income (expense)—realized | 21,006 | 1,898 | 7,597 | 3,268 | 6,613 | (1,450) | 38,932 |
| Interest expense | (10,856) | (11,185) | (8,197) | (3,775) | (16,687) | (474) | (51,174) |
| **Realized net investment income (loss)** | **16,669** | **(7,004)** | **3,624** | **(507)** | **(9,216)** | **(1,924)** | **1,642** |
| **Realized income** | **$690,736** | **$47,631** | **$166,595** | **$80,245** | **$15,708** | **$(288,211)** | **$712,704** |

| $ in thousands | Credit Group | Private Equity Group | Real Assets Group | Secondaries Group[3] | Strategic Initiatives | Operations Management Group | Total[1] |
|---|---|---|---|---|---|---|---|
| | Nine months ended September 30, 2021 | | | | | | |
| Management fees | $764,702 | $135,930 | $150,691 | $53,962 | $48,963 | $– | $1,154,248 |
| Fee related performance revenues | 1,331 | – | 1,938 | – | – | – | 3,269 |
| Other fees | 18,494 | 726 | 4,604 | – | 82 | 3,446 | 27,352 |
| Compensation and benefits[2] | (253,597) | (62,047) | (73,438) | (16,244) | (15,440) | (158,943) | (579,709) |
| General, administrative and other expenses | (37,716) | (15,351) | (14,212) | (3,452) | (5,580) | (69,872) | (146,183) |
| **Fee related earnings** | **493,214** | **59,258** | **69,583** | **34,266** | **28,025** | **(225,369)** | **458,977** |
| Performance income—realized | 76,924 | 159,479 | 10,317 | – | – | – | 246,720 |
| Performance related compensation—realized | (48,619) | (127,706) | (6,983) | – | – | – | (183,308) |
| **Realized net performance income** | **28,305** | **31,773** | **3,334** | **–** | **–** | **–** | **63,412** |
| Investment income (loss)—realized | 1,858 | (4,387) | 13,877 | – | 1,347 | – | 12,695 |
| Interest and other investment income—realized | 14,354 | 9,825 | 4,783 | 701 | 2,824 | 170 | 32,657 |
| Interest expense | (5,372) | (5,434) | (4,528) | (432) | (8,962) | (397) | (25,125) |
| **Realized net investment income (loss)** | **10,840** | **4** | **14,132** | **269** | **(4,791)** | **(227)** | **20,227** |
| **Realized income** | **$532,359** | **$91,035** | **$87,049** | **$34,535** | **$23,234** | **$(225,596)** | **$542,616** |

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to "GAAP to Non-GAAP Reconciliation - Unconsolidated Reporting Basis" on slides 14-15.
2. Includes fee related performance compensation of $8.3 million and $0.8 million for YTD-22 and YTD-21, respectively, for the Credit Group, $1.3 million and $1.2 million for YTD-22 and YTD-21, respectively, for the Real Assets Group and $0.2 million for YTD-22 for the Secondaries Group.
3. Represents results of Landmark following the acquisition close date of June 2, 2021.

26

ARES

# Weighted Average Shares

| | Q3-22 | | Q3-21 | |
|---|---|---|---|---|
| | Total Shares | Common Shares, As Adjusted[1] | Total Shares | Common Shares, As Adjusted[1] |
| Weighted average shares of Class A and non-voting common stock | 175,631,144 | 175,631,144 | 168,931,621 | 168,931,621 |
| Ares Operating Group Units exchangeable into shares of Class A common stock[2] | 118,361,652 | — | 119,855,724 | — |
| Dilutive effect of unvested restricted common units[3] | 8,070,102 | 4,821,071 | 12,273,068 | 7,179,364 |
| Dilutive effect of unexercised options[3] | 4,149,742 | 2,479,052 | 5,317,468 | 3,110,554 |
| **Total Weighted Average Shares Used For Realized Income[4]** | **306,212,640** | **182,931,267** | **306,377,881** | **179,221,539** |

1. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (59.74% and 58.50% as of September 30, 2022 and 2021, respectively).
2. Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
3. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

27

ARES

# AUM Rollforward

| Q3-22 AUM Rollforward | | | | | | |
|---|---|---|---|---|---|---|
| *$ in millions* | Credit | Private Equity | Real Assets | Secondaries | Strategic Initiatives | Total |
| **Q2-22 Ending Balance** | **$201,911** | **$33,412** | **$62,577** | **$23,892** | **$12,521** | **$334,313** |
| Net new par/equity commitments | 3,684 | 1,337 | 2,166 | 441 | 1,108 | 8,736 |
| Net new debt commitments | 3,702 | — | 404 | — | 1,372 | 5,478 |
| Capital reductions | (547) | (2) | (224) | — | — | (773) |
| Distributions | (1,646) | (82) | (511) | (1,084) | (1,118) | (4,441) |
| Redemptions | (329) | — | (180) | — | — | (509) |
| Change in fund value | (2,295) | 601 | 763 | (460) | 3 | (1,388) |
| **Q3-22 Ending Balance** | **$204,480** | **$35,266** | **$64,995** | **$22,789** | **$13,886** | **$341,416** |
| **QoQ change** | **$2,569** | **$1,854** | **$2,418** | **$(1,103)** | **$1,365** | **$7,103** |

| Q3-22 LTM AUM Rollforward | | | | | | |
|---|---|---|---|---|---|---|
| *$ in millions* | Credit | Private Equity | Real Assets | Secondaries | Strategic Initiatives | Total |
| **Q3-21 Ending Balance** | **$181,233** | **$28,962** | **$40,235** | **$20,743** | **$10,836** | **$282,009** |
| Acquisitions | — | — | 8,184 | 199 | — | 8,383 |
| Net new par/equity commitments | 18,177 | 6,863 | 11,197 | 3,486 | 3,476 | 43,199 |
| Net new debt commitments | 18,877 | — | 4,969 | — | 1,372 | 25,218 |
| Capital reductions | (1,225) | (208) | (559) | — | (5) | (1,997) |
| Distributions | (4,976) | (2,058) | (3,370) | (3,856) | (1,499) | (15,759) |
| Redemptions | (2,356) | — | (433) | — | — | (2,789) |
| Change in fund value | (5,250) | 1,707 | 4,772 | 2,217 | (294) | 3,152 |
| **Q3-22 Ending Balance** | **$204,480** | **$35,266** | **$64,995** | **$22,789** | **$13,886** | **$341,416** |
| **YoY change** | **$23,247** | **$6,304** | **$24,760** | **$2,046** | **$3,050** | **$59,407** |

**Credit**
- AUM increased by 13% from Q3-21, primarily driven by new commitments to SDL II, PCS II and our open-end core alternative credit fund and by issuances of new CLOs in the syndicated loans strategy

**Private Equity**
- AUM increased by 22% from Q3-21, primarily driven by new commitments to ASOF II

**Real Assets**
- AUM increased by 62% from Q3-21, primarily driven by the acquisition of Infrastructure Debt, by additional capital raised for our non-traded REITs and by new commitments across funds in the real estate equity and debt strategies

**Secondaries**
- AUM increased by 10% from Q3-21 primarily driven by new commitments to our ninth real estate secondaries fund and related vehicles and our 17th private equity secondaries fund and related vehicles as well as by capital raised for APMF

**Strategic Initiatives**
- AUM increased by 28% from Q3-21, primarily driven by new commitments to our sixth Asian special situations fund and our first APAC direct lending fund

28

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29 FPAUM Rollforward Credit • FPAUM increased by 26% from Q3-21, primarily driven by deployment in U.S. and European direct lending and alternative credit, as well as by issuances of new CLOs in the syndicated loans strategy Private Equity • FPAUM increased by 15% from Q3-21, primarily driven by deployment in funds within the special opportunities strategy Real Assets • FPAUM increased by 57% from Q3-21, primarily driven by the acquisition of Infrastructure Debt and by new commitments to the real estate equity strategies and deployment in U.S. real estate equity Secondaries • FPAUM increased by 3% from Q3-21 primarily driven by new commitments to our ninth real estate secondaries fund and related vehicles, and our 17th private equity secondaries fund and related vehicles Strategic Initiatives • FPAUM increased by 8% from Q3-21, primarily driven by new commitments to our sixth Asian special situations fund Q3-22 FPAUM Rollforward $ in millions Credit Private Equity Real Assets Secondaries Strategic Initiatives Total Q2-22 Ending Balance $129,723 $17,691 $39,231 $17,554 $7,092 $211,291 Commitments 2,377 — 1,133 412 634 4,556 Subscriptions/deployment/increase in leverage 6,561 1,486 835 96 820 9,798 Capital reductions (505) — — — (8) (513) Distributions (1,657) (206) (566) (221) (935) (3,585) Redemptions (471) — (180) — — (651) Change in fund value (1,737) (3) (235) (170) (153) (2,298) Change in fee basis — (14) 3 49 — 38 Q3-22 Ending Balance $134,291 $18,954 $40,221 $17,720 $7,450 $218,636 QoQ change $4,568 $1,263 $990 $166 $358 $7,345 Q3-22 LTM FPAUM Rollforward $ in millions Credit Private Equity Real Assets Secondaries Strategic Initiatives Total Q3-21 Ending Balance $106,402 $16,494 $25,694 $17,185 $6,892 $172,667 Acquisitions — — 4,855 131 — 4,986 Commitments 12,386 — 7,062 2,893 2,449 24,790 Subscriptions/deployment/increase in leverage 32,210 4,261 4,348 521 1,985 43,325 Capital reductions (3,312) — (221) — (321) (3,854) Distributions (6,060) (1,501) (2,370) (1,272) (1,717) (12,920) Redemptions (2,769) — (459) — — (3,228) Change in fund value (4,565) (4) 2,141 931 (757) (2,254) Change in fee basis (1) (296) (829) (2,669) (1,081) (4,876) Q3-22 Ending Balance $134,291 $18,954 $40,221 $17,720 $7,450 $218,636 YoY change $27,889 $2,460 $14,527 $535 $558 $45,969 PE Flux - remained flat in Q4 to add backincreased by 14.9%

30 AUM and FPAUM by Strategy 1. AUM includes ARCC, IHAM and Senior Direct Lending Program ("SDLP") AUM of $25.7 billion, $10.1 billion and $3.9 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC- registered investment adviser, manages 21 vehicles and serves as the sub-manager or sub-adviser for one other vehicle as of September 30, 2022. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners. 2. Excludes $2.6 billion of AUM that is sub-advised by Ares vehicles and included within other strategies. As of September 30, 2022 $ in billions AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $33.8 17% $32.8 24% High Yield 3.1 2 3.1 2 Multi-Asset Credit 5.3 3 4.8 4 Alternative Credit 20.3 10 14.3 11 U.S. Direct Lending(1) 96.3 47 53.5 40 European Direct Lending 45.7 21 25.8 19 Credit $204.5 100% $134.3 100% Private Equity Corporate Private Equity $21.5 61% $12.1 64% Special Opportunities 13.7 39 6.9 36 Private Equity $35.2 100% $19.0 100% Real Assets U.S. Real Estate Equity $31.1 48% $20.9 52% European Real Estate Equity 8.0 12 5.2 13 Real Estate Debt 11.7 18 4.0 10 Infrastructure Opportunities 5.3 8 4.4 11 Infrastructure Debt 8.9 14 5.7 14 Real Assets $65.0 100% $40.2 100% Secondaries Private Equity Secondaries $13.4 59% $11.2 63% Real Estate Secondaries 7.7 34 5.3 30 Infrastructure Secondaries 1.7 7 1.2 7 Secondaries $22.8 100% $17.7 100% Strategic Initiatives Asian Special Situations $6.8 49% $4.4 59% Asian Secured Lending 2.4 17 1.4 19 APAC Direct Lending 1.8 13 0.1 1 Insurance(2) 1.9 14 1.5 20 AAC 1.0 7 — 1 Strategic Initiatives $13.9 100% $7.4 100% Total $341.4 $218.6 Insurance - FPAUM could be higher. AIS credit funds have fee basis on invested capital, so the reduction in AUM for Aspida in Insurance could be higher than FPAUM reduction

31 Balance Sheet Investments by Strategy(1) $ in millions September 30, 2022 December 31, 2021 Credit Syndicated Loans(2) $82.2 $103.8 Multi-Asset Credit 10.6 12.0 Alternative Credit 61.9 27.5 U.S. Direct Lending 99.7 116.8 European Direct Lending 32.3 33.0 Credit $286.7 $293.1 Private Equity Corporate Private Equity $247.9 $207.2 Special Opportunities 68.3 41.9 Private Equity $316.2 $249.1 Real Assets U.S. Real Estate Equity $86.9 $92.0 European Real Estate Equity 9.8 11.3 Real Estate Debt 55.1 62.1 Infrastructure Opportunities 31.4 27.7 Infrastructure Debt 23.4 — Real Assets $206.6 $193.1 Secondaries Private Equity Secondaries $96.5 $18.1 Real Estate Secondaries 10.7 12.9 Infrastructure Secondaries 1.4 0.8 Secondaries $108.6 $31.8 Strategic Initiatives Ares SSG $94.4 $76.3 Insurance 211.0 290.6 Other Strategic Initiatives 41.1 51.0 Strategic Initiatives $346.5 $417.9 Operations Management Group Other $2.6 $2.6 Operations Management Group $2.6 $2.6 Total $1,267.2 $1,187.6 1. As of September 30, 2022, the fair value of our corporate investment portfolio was $822.0 million as reported in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $525.7 million of investments in Consolidated Funds that are eliminated upon consolidation and excludes $80.5 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,290.4 million. 2. Through investments in Ares CLOs. Represents Ares' maximum exposure of loss from its investments in CLOs. 1. Investments that are attributable to non-controlling interests primarily represent the of CLO investments that are attributable to the Class B Membership Interests, of investments in Strategic Initiatives, and of investments in Secondary Solutions.

# Significant Fund Performance Metrics

The following table presents the performance data for the significant funds that are not drawdown funds:

| | | | As of September 30, 2022 | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | | | Returns(%) | | | | | | |
| | | | Quarter-to-Date | | Year-to-Date | | Since Inception(1) | | |
| ($ in millions) | Year of Inception | AUM | Gross | Net | Gross | Net | Gross | Net | Primary Investment Strategy |
| **Credit** | | | | | | | | | |
| ARCC(2) | 2004 | $25,654 | N/A | 1.1 | N/A | 5.1 | N/A | 11.9 | U.S. Direct Lending |
| CADC(3) | 2017 | 4,096 | N/A | 1.0 | N/A | (2.2) | N/A | 5.2 | U.S. Direct Lending |
| **Real Assets** | | | | | | | | | |
| AREIT(2) | 2012 | 4,825 | N/A | 1.4 | N/A | 12.3 | N/A | 8.1 | U.S. Real Estate Equity |
| AIREIT(3) | 2017 | 8,131 | N/A | 1.7 | N/A | 26.6 | N/A | 14.9 | U.S. Real Estate Equity |
| Open-ended industrial real estate fund(4) | 2017 | 5,791 | 1.4 | 1.1 | 22.7 | 18.9 | 29.1 | 24.0 | U.S. Real Estate Equity |

Note: Past performance is not indicative of future results. AUM and net returns are as of September 30, 2022 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slides 35-37 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

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# Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds:

| *($ in millions)* | As of September 30, 2022 | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | | | MOIC | | IRR(%) | | |
| | Year of Inception | AUM | Original Capital Commitments | Capital Invested to Date | Realized Value[4] | Unrealized Value[5] | Total Value | Gross[6] | Net[7] | Gross[8] | Net[9] | Primary Investment Strategy |
| **Credit** | | | | | | | | | | | | |
| **Funds Harvesting Investments** | | | | | | | | | | | | |
| ACE III[10] | 2015 | $4,613 | $2,822 | $2,249 | $1,090 | $2,179 | $3,269 | 1.6x | 1.4x | 11.7 | 8.5 | European Direct Lending |
| PCS | 2017 | 3,535 | 3,365 | 2,653 | 1,580 | 1,938 | 3,518 | 1.4x | 1.3x | 12.1 | 8.6 | U.S. Direct Lending |
| SDL Unlevered | 2018 | 5,468 | 922 | 872 | 156 | 810 | 966 | 1.2x | 1.1x | 8.5 | 6.4 | U.S. Direct Lending |
| SDL Levered | | | 2,045 | 2,022 | 584 | 1,856 | 2,440 | 1.3x | 1.2x | 16.1 | 11.8 | |
| **Funds Deploying Capital** | | | | | | | | | | | | |
| ACE IV Unlevered[11] | 2018 | 9,310 | 2,851 | 2,048 | 451 | 1,966 | 2,417 | 1.2x | 1.2x | 8.6 | 6.1 | European Direct Lending |
| ACE IV Levered[11] | | | 4,819 | 3,559 | 993 | 3,556 | 4,549 | 1.4x | 1.3x | 12.7 | 9.3 | |
| ACE V Unlevered[12] | 2020 | 14,869 | 7,026 | 3,453 | 94 | 3,616 | 3,710 | 1.1x | 1.1x | 14.1 | 10.6 | European Direct Lending |
| ACE V Levered[12] | | | 6,376 | 3,131 | 141 | 3,370 | 3,511 | 1.2x | 1.1x | 22.7 | 17.0 | |
| PCS II[13] | 2020 | 5,232 | 5,114 | 2,405 | 15 | 2,368 | 2,383 | 1.0x | 1.0x | 1.0 | (1.4) | U.S. Direct Lending |
| SDL II Unlevered | 2021 | 13,577 | 1,989 | 642 | 16 | 650 | 666 | 1.1x | 1.0x | 6.9 | 4.8 | U.S. Direct Lending |
| SDL II Levered | | | 6,047 | 1,704 | 89 | 1,741 | 1,830 | 1.1x | 1.1x | 12.8 | 8.8 | |

Note: Past performance is not indicative of future results. AUM and net returns are as of September 30, 2022 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slide 35 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment.

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# Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

| | | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | As of September 30, 2022 | | | | | | | |
| | | | | | | | | MOIC | | IRR(%) | | |
| *($ in millions)* | Year of Inception | AUM | Original Capital Commitments | Capital Invested to Date | Realized Value[1] | Unrealized Value[2] | Total Value | Gross[3] | Net[4] | Gross[5] | Net[6] | Primary Investment Strategy |
| **Private Equity** | | | | | | | | | | | | |
| **Funds Deploying Capital** | | | | | | | | | | | | |
| ACOF V | 2017 | $9,426 | $7,850 | $7,415 | $3,243 | $8,702 | $11,945 | 1.6x | 1.4x | 15.4 | 11.0 | Corporate Private Equity |
| ASOF | 2019 | 5,430 | 3,518 | 5,407 | 2,964 | 4,420 | 7,384 | 1.6x | 1.5x | 33.8 | 26.1 | Special Opportunities |
| ACOF VI | 2020 | 6,327 | 5,743 | 3,728 | 323 | 4,279 | 4,602 | 1.2x | 1.1x | 21.5 | 22.2 | Corporate Private Equity |
| | | | | | | | | MOIC | | IRR(%) | | |
| *($ in millions)* | Year of Inception | AUM | Original Capital Commitments | Capital Invested to Date | Realized Value[5] | Unrealized Value[6] | Total Value | Gross[7] | Net[8] | Gross[9] | Net[10] | Primary Investment Strategy |
| **Real Assets** | | | | | | | | | | | | |
| **Fund Harvesting Investments** | | | | | | | | | | | | |
| IDF IV[11] | 2018 | $3,411 | $4,012 | $4,322 | $1,628 | $3,114 | $4,742 | 1.2x | 1.1x | 7.9 | 5.7 | Infrastructure Debt |
| | | | | | | | | MOIC | | IRR(%) | | |
| *($ in millions)* | Year of Inception | AUM | Original Capital Commitments | Capital Invested to Date | Realized Value[1] | Unrealized Value[2] | Total Value | Gross[3] | Net[4] | Gross[5] | Net[6] | Primary Investment Strategy |
| **Secondaries** | | | | | | | | | | | | |
| **Funds Harvesting Investments** | | | | | | | | | | | | |
| LEP XV[7] | 2013 | $1,457 | $3,250 | $2,629 | $2,555 | $1,192 | $3,747 | 1.6x | 1.4x | 18.2 | 12.8 | Private Equity Secondaries |
| LEP XVI[7] | 2016 | 5,321 | 4,896 | 2,962 | 1,739 | 2,839 | 4,578 | 1.7x | 1.6x | 45.3 | 30.9 | Private Equity Secondaries |
| LREP VIII[7] | 2016 | 3,547 | 3,300 | 1,985 | 1,201 | 1,695 | 2,896 | 1.6x | 1.5x | 30.6 | 21.8 | Real Estate Secondaries |

Note: Past performance is not indicative of future results. AUM and net returns are as of September 30, 2022 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slides 36-38 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment.

For all funds in the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

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35 Credit 1. Since inception returns are annualized. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. 3. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC can be found in its filings with the SEC, which are not part of this report. 4. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 5. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 6. The gross multiple of invested capital (“MoICˮ) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 12.1% and 8.9%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.6x and 1.5x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 11. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately The gross and net IRR for ACE IV (G) Unlevered are 9.8% and 7.0%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.3x and 1.2x, respectively. The gross and net IRR for ACE IV (G) Levered are 13.5% and 9.7%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 12. ACE V is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered, and ACE V (G) Levered. The gross and net MoIC presented in the table are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Unlevered are inclusive of a Japanese yen denominated feeder fund, which has not been presented separately. Metrics for ACE V (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately. The gross and net IRR for ACE V (G) Unlevered are 14.9% and 11.0%, respectively. The gross and net MoIC for ACE V (G) Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE V (G) Levered are 22.6% and 16.3%, respectively. The gross and net MoIC for ACE V (G) Levered are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter- end exchange rate. 13. Gross and net fund-level IRRs for PCS II are shown on a non-annualized basis as the time elapsed from the date of the first capital call is less than one year. Significant Fund Performance Metrics Endnotes

36 Significant Fund Performance Metrics Endnotes (cont’d) Private Equity 1. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the corporate private equity funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For the special opportunities funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The gross MoICs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross MoIC would be 1.5x for ACOF V and 1.2x for ACOF VI. 4. The net MoIC for ASOF is calculated at the fund-level. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net MoIC for the corporate private equity funds is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The net MoICs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 1.4x for ACOF V and 1.1x for ACOF VI. 5. For the corporate private equity funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. For the special opportunities funds the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRRs would be 15.3% for ACOF V and 20.1% for ACOF VI. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and non-fee paying limited partners who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net IRRs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 11.1% for ACOF V and 18.4% for ACOF VI.

37 Real Assets 1. Since inception returns are annualized. 2. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. The inception date used in the calculation of the since inception return is the date in which the first shares of common stock were sold after converting to a NAV-based REIT. Additional information related to AREIT can be found in its filings with the SEC, which are not part of this report. 3. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to AIREIT can be found in its filings with the SEC, which are not part of this report. 4. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, incentive fees, as applicable, or other expenses. Net returns are calculated by subtracting the applicable management fees, incentive fees, as applicable and other expenses from the gross returns on a quarterly basis. 5. Realized value includes distributions of operating income, sales and financing proceeds received. 6. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 7. The gross MoIC is calculated at the fund level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and, if applicable, excludes interests attributable to the non fee-paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable, credit facility interest expense, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, but after giving effect to credit facility interest expenses, as applicable, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. IDF IV is made up of U.S. Dollar hedged, U.S. Dollar unhedged, Euro unhedged, Yen hedged parallel funds and a single investor U.S. Dollar parallel fund. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the U.S. Dollar unhedged parallel fund are 6.2% and 4.0%, respectively. The gross and net MoIC for the U.S. Dollar unhedged parallel fund are 1.1x and 1.1x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 10.8% and 8.5%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.2x and 1.2x, respectively. The gross and net IRR for the Yen hedged parallel fund are 6.8% and 4.7%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.1x and 1.1x, respectively. The gross and net IRR for the single investor U.S. Dollar parallel fund are 4.9% and 2.9%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.1x and 1.0x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for IDF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. Significant Fund Performance Metrics Endnotes (cont’d)

38 Significant Fund Performance Metrics Endnotes (cont’d) Secondaries 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners' share of fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. The gross fund- level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long- term credit facility as permitted by the respective fund's governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same.

39 Supplemental Performance Metrics The following table presents the performance data for a non-drawdown fund that was previously reported as a significant fund: Note: Past performance is not indicative of future results. AUM and net returns are as of September 30, 2022 unless otherwise noted. Please refer to supplemental performance metric endnotes on slide 41 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. As of September 30, 2022 Returns(%) Quarter-to-Date Year-to-Date Since Inception(1) Primary Investment Strategy($ in millions) Year of Inception AUM Gross Net Gross Net Gross Net Credit Open-ended secured finance fund(2) 2018 $1,758 (0.4) (0.5) (1.8) (2.2) 2.2 1.6 Alternative Credit

# Supplemental Performance Metrics (cont'd)

The following table presents the performance data for commingled funds that were previously reported as significant funds:

| | | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | As of September 30, 2022 | | | | | | | | | | |
| | | | | | | | | MOIC | | IRR(%) | | |
| ($ in millions) | Year of Inception | AUM | Original Capital Commitments | Capital Invested to Date | Realized Value[1] | Unrealized Value[2] | Total Value | Gross[3] | Net[4] | Gross[5] | Net[6] | Primary Investment Strategy |
| **Private Equity** | | | | | | | | | | | | |
| **Funds Harvesting Investments** | | | | | | | | | | | | |
| ACOF III | 2008 | $310 | $3,510 | $3,922 | $10,293 | $67 | $10,360 | 2.6x | 2.2x | 28.6 | 20.2 | Corporate Private Equity |
| ACOF IV | 2012 | 3,214 | 4,700 | 4,251 | 8,267 | 2,005 | 10,272 | 2.4x | 2.0x | 20.7 | 14.7 | Corporate Private Equity |
| SSF IV | 2015 | 1,276 | 1,515 | 3,631 | 3,278 | 1,154 | 4,432 | 1.6x | 1.5x | 9.6 | 8.1 | Special Opportunities |
| **Fund Deploying Capital** | | | | | | | | | | | | |
| AEOF | 2018 | 693 | 1,120 | 977 | 104 | 577 | 681 | 0.7x | 0.6x | (10.9) | (15.7) | Corporate Private Equity |
| **Real Assets** | | | | | | | | | | | | |
| **Funds Harvesting Investments** | | | | | | | | | | | | |
| US VIII | 2013 | 246 | 824 | 842 | 1,450 | 203 | 1,653 | 2.0x | 1.7x | 21.5 | 17.7 | U.S. Real Estate Equity |
| US IX | 2017 | 789 | 1,040 | 927 | 1,014 | 651 | 1,665 | 1.8x | 1.6x | 23.2 | 20.2 | U.S. Real Estate Equity |
| EF IV[7] | 2014 | 395 | 1,299 | 962 | 1,251 | 301 | 1,552 | 1.6x | 1.4x | 15.8 | 10.8 | European Real Estate Equity |
| EPEP II[8] | 2015 | 303 | 747 | 581 | 599 | 279 | 878 | 1.5x | 1.4x | 17.8 | 14.9 | European Real Estate Equity |
| EF V[9] | 2018 | 1,860 | 1,968 | 1,236 | 464 | 1,124 | 1,588 | 1.3x | 1.2x | 16.5 | 10.1 | European Real Estate Equity |
| USPF III | 2007 | 65 | 1,350 | 1,808 | 2,560 | 64 | 2,624 | 1.5x | 1.4x | 7.1 | 4.5 | Infrastructure Opportunities |
| USPF IV | 2010 | 868 | 1,688 | 2,121 | 1,858 | 859 | 2,717 | 1.3x | 1.1x | 5.5 | 2.2 | Infrastructure Opportunities |
| EIF V | 2015 | 756 | 801 | 1,353 | 1,393 | 558 | 1,951 | 1.4x | 1.5x | 18.9 | 13.6 | Infrastructure Opportunities |
| **Fund Deploying Capital** | | | | | | | | | | | | |
| AREOF III | 2019 | 1,831 | 1,697 | 989 | 330 | 1,001 | 1,331 | 1.3x | 1.2x | 38.2 | 25.0 | U.S. Real Estate Equity |
| **Strategic Initiatives** | | | | | | | | | | | | |
| **Fund Harvesting Investments** | | | | | | | | | | | | |
| SSG Fund IV | 2016 | 1,089 | 1,181 | 1,507 | 1,166 | 569 | 1,735 | 1.2x | 1.2x | 12.4 | 8.0 | Asian Special Situations |
| **Fund Deploying Capital** | | | | | | | | | | | | |
| SSG Fund V | 2018 | 2,119 | 1,878 | 1,607 | 1,337 | 502 | 1,839 | 1.2x | 1.1x | 27.8 | 15.7 | Asian Special Situations |

Note: Past performance is not indicative of future results. AUM and net returns are as of September 30, 2022 unless otherwise noted. Please refer to supplemental performance metric endnotes on slides 41-43 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

40

ARES

41 Supplemental Performance Metrics Endnotes Credit 1. Since inception returns are annualized. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees or other expenses. Net returns are calculated by subtracting the applicable management fees and other expenses from the gross returns on a monthly basis. This fund is a master/feeder structure and its AUM and returns include activity from its' investment in an affiliated Ares fund. Returns presented in the table are expressed in U.S. Dollars and are for the master fund, excluding the share class hedges. The current quarter, year-to-date, and since inception returns (gross / net) for the pound sterling hedged Cayman feeder, the fund's sole feeder, are as follows: (1.4)% / (1.5)%, (2.8)% / (3.2)%, and 0.9% / 0.3%. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the corporate private equity funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. The gross MoICs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross MoIC would be 2.6x for ACOF III, 2.3x for ACOF IV, and 0.7x for Ares Energy Opportunities Fund, L.P. ("AEOF"). For the special opportunities funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. For the special opportunities funds, the net MoIC is calculated at the fund-level. The net MOIC for the corporate private equity funds is calculated at the investment level. For all funds, the net MOIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MOIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. For the corporate private equity funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. The cash flow dates used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. The gross IRRs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRR would be 28.6% for ACOF III, 20.6% for ACOF IV, and (10.9)% for AEOF. For the special opportunities funds the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

42 Supplemental Performance Metrics Endnotes (cont’d) Real Assets 1. For the infrastructure opportunities funds, realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. For the real estate funds, realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the infrastructure opportunities funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For the real estate funds, the gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For infrastructure opportunities funds, cash flows used in the gross IRR calculation are assumed to occur at month-end. For real estate funds, cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.6x and 1.4x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 15.5% and 11.3%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 8. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the table are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 17.9% and 14.9%, respectively. The gross and net MoIC for the euro currency investors are 1.5x and 1.4x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 9. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 16.2% and 10.5%, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate.

43 Supplemental Performance Metrics Endnotes (cont’d) Strategic Initiatives 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross fund-level IRR would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

44 Glossary ARCC Part II Fees ARCC Part II Fees refers to fees from Ares Capital Corporation (NASDAQ: ARCC) (“ARCCˮ) that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Entities Ares Operating Group Entities refers to, collectively, Ares Holdings, L.P. and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unitˮ refers to, collectively, a partnership unit in the Ares Operating Group entities including Ares Holdings and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Assets Under Management Assets Under Management or “AUMˮ generally refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value (“NAVˮ) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For the CLOs we manage, our AUM is equal to initial principal amounts adjusted for paydowns. AUM also includes the proceeds raised in the initial public offering of a special purpose acquisition company (“SPACˮ) sponsored by us. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUMˮ) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powderˮ) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment entities, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Dividend Policy In the normal course of business, we expect to pay dividends to our Class A and non-voting common stockholders that are aligned with our expected annual fee related earnings after an allocation of current taxes paid. For the purpose of determining this amount, we allocate the total current taxes paid between FRE and realized incentive and investment income in a manner that is expected to be disproportionate to earnings generated by these metrics and the actual taxes paid on these metrics should they be measured separately. Additionally, our methodology uses the tax benefits from certain expenses that are not included in these non-GAAP metrics, such as equity-based compensation from the vesting of restricted units, and the exercise of stock options and from the amortization of intangible assets, among others. The portion of the current tax allocated to performance and net investment income is calculated by multiplying the statutory tax rate currently in effect by the realized performance and net investment income attributable to the Company. We subtract this amount from the total current tax and the remainder is allocated to FRE. We use this method to allocate the portion of the current income tax provision to FRE to approximate the amount of cash that is available to pay dividends to our shareholders. If cash flows from FRE were insufficient to fund dividends over a sustained period of time, we expect that we would reduce dividends or suspend paying such dividends. Accordingly, there is no assurance that dividends would continue at the current levels or at all. Fee Paying AUM Fee Paying AUM or “FPAUMˮ refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral.

45 Glossary (cont’d) Fee Related Earnings Fee Related Earnings or “FREˮ, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as FRE excludes net performance income, investment income from our funds and certain other items that we believe are not indicative of our core operating performance. Fee related performance revenues, together with fee related performance compensation, is presented within FRE because it represents incentive fees from perpetual capital vehicles that are measured and received on a recurring basis and are not dependent on realization events from the underlying investments. Fee related performance revenues and fee related performance compensation were previously included within realized net performance income. Historical periods have been modified to conform to the current period presentation. Fee Related Performance Revenues Fee Related Performance Revenues refers to incentive fees from perpetual capital vehicles that are (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Certain vehicles are subject to hold back provisions that limits the amount paid in a particular year. Such hold back amounts may be paid in subsequent years, subject to their extended performance conditions. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUMˮ generally refers to the AUM of our funds and other entities from which carried interest and incentive fees may be generated, regardless of whether or not they are currently generating carried interest and incentive fees. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees), as well as proceeds raised in the initial public offering of a SPAC sponsored by us. With respect to ARCC's AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUMˮ refers to the AUM of our funds and other entities that are currently generating carried interest and incentive fees on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees). ARCC is only included in IGAUM when ARCC Part II Fees are being generated. Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly-traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts.

46 Glossary (cont’d) Operations Management Group In addition to our reportable segments, we have an Operations Management Group (the “OMGˮ) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG includes Ares Wealth Management Solutions, LLC (“AWMSˮ) that facilitates the product development, distribution, marketing and client management activities for investment offerings in the global wealth management channel. The OMG’s revenues and expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, trusts, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly fee on the net investment income of ARCC and CION Ares Diversified Credit Fund (“CADCˮ). Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either performance revenue or carried interest, but in all cases excludes fee related performance revenues. Perpetual Capital Perpetual Capital refers to the AUM of (i) ARCC, Ares Commercial Real Estate Corporation (NYSE: ACRE) (“ACREˮ), Ares Private Markets Fund (“APMFˮ), Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC) (“ARDCˮ) and CADC, (ii) our non-traded Real Estate Investment Trusts (“REITsˮ), (iii) Aspida Holdings Ltd. (together with its subsidiaries, “Aspidaˮ), and (iv) certain other commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital - Commingled Funds refers to commingled funds that meet the Perpetual Capital criteria. Perpetual Capital - Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the Perpetual Capital criteria. Perpetual Capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded and non-traded vehicles have one year terms, which are subject to annual renewal by such vehicles.

47 Glossary (cont’d) Realized Income Realized Income or “RIˮ, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding (i) operating results of our Consolidated Funds, (ii) depreciation and amortization expense, (iii) the effects of changes arising from corporate actions, (iv) unrealized gains and losses related to carried interest, incentive fees and investment performance and (v) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital activities, underwriting costs and expenses incurred in connection with corporate reorganization. RI is reduced by deferred placement fees, which represent the portion of placement fees that are deferred and amortized over the expected life of each fund's life for segment purposes but have been expensed up front in accordance with GAAP. For periods in which the amortization of placement fees for segment purposes is higher than the GAAP expense, a placement fee adjustment is presented as a reduction to RI. After-tax RI is RI less the current income tax provision. For this purpose, the current income tax provision represents the sum of (i) taxes paid or payable as reflected in the Company’s GAAP financial statements for the period and (ii) amounts payable under the Tax Receivable Agreement for which a tax benefit was included in the current period provision. The current income tax provision reflects the tax benefits associated with deductions available to the Company on certain expense items that have been excluded from the underlying calculation of RI, such as equity-based compensation deductions. If tax deductions related to the vesting of restricted units and exercise of stock options were excluded, the resulting current income tax provision and the implied tax rate would be higher, which would reduce After-tax RI. The assumptions applied in calculating our current income tax provision as presented under U.S. GAAP and in determining After-tax RI are consistent. Management believes that utilizing the current income tax provision, calculated as described above, in determining After-tax RI is meaningful because it increases comparability between periods and more accurately reflects amounts that are available for distribution to stockholders. Total Fee Revenue Total Fee Revenue refers to the total of segment management fees, other fees, fee related performance revenues and realized net performance income.